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                                                                      SCHEDULE 5

                            FORM OF SERVICE AGREEMENT

     This schedule is an integral part of the Agreement to which it relates.

SERVICE                                 SECURITY DISTRIBUTORS, INC.
AGREEMENT                               One Security Benefit Place
                                           Topeka, Kansas 66636

This Service Agreement (this "Agreement"), effective as of [January 1, 2007] (the "Effective Date"), by and between Security Distributors, Inc., a Kansas corporation (herein "SDI"), whose Principal Office is located at One Security Benefit Place, Topeka, Kansas 66636, Commonwealth Annuity and Life Insurance Company, First Allmerica Financial Life Insurance Company and ________________________ (herein the "Broker-Dealer").

                                   WITNESSETH:

WHEREAS, Broker-Dealer previously entered into a Sales or Service Agreements with VeraVest Investments, Inc. (herein "VeraVest") (formerly known as Allmerica Investments, Inc.) for the sales and service of Contracts (defined below) issued by Commonwealth Annuity and Life Insurance Company (herein "Commonwealth") (formerly known as Allmerica Financial Life Insurance and Annuity Company) and/or First Allmerica Financial Life Insurance Company (herein "First Allmerica") and VeraVest subsequently terminated the Sales or Service Agreement; and

WHEREAS, certain Registered Representatives of the Broker-Dealer were formerly affiliated with a broker-dealer which sold and serviced Contracts issued by Commonwealth and/or First Allmerica and/or certain Registered Representatives of the Broker-Dealer have acquired clients who own such Contracts; and

WHEREAS, such Registered Representatives are desirous of servicing those Commonwealth and/or First Allmerica Contractholders who are their clients and, if applicable, who were their clients while they were affiliated with their prior broker-dealer; and

WHEREAS, the Insurance Companies are willing to consent to such Contractholders being serviced by such Registered Representatives only if the Broker-Dealer agrees to supervise the activities of such Registered Representatives related to such Contractholders; and

WHEREAS, the Broker-Dealer agrees to provide appropriate supervision of its Registered Representatives related to such Contractholders, subject to the terms and conditions set forth in this Agreement;

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NOW THEREFORE, the parties hereto agree as follows:

SDI, subject to the terms and conditions set forth in this Agreement, authorizes and appoints the Broker-Dealer to service existing Contracts through its Registered Representatives. The Broker-Dealer accepts this authorization and appointment and agrees to the terms and conditions set forth below.

DEFINITIONS                 INSURANCE COMPANIES - All Contracts have been issued
                            by Commonwealth Annuity and Life Insurance Company
                            (herein "Commonwealth") (formerly known as Allmerica
                            Financial Life Insurance and Annuity Company) and/or
                            First Allmerica Financial Life Insurance Company
                            (herein "First Allmerica") (herein collectively referred to as the "Insurance Companies").

                            The Home Office of Commonwealth is 132 Turnpike Road, Southborough, MA 01772.

                            The Home Office of First Allmerica is 440 Lincoln Street, Worcester, Massachusetts 01653.

                            However, all Contracts issued by Commonwealth are being administered on behalf of Commonwealth by se2, a division of Security Benefit Life Insurance Company (the "Administrator") and all Contracts issued by First Allmerica and reinsured by Commonwealth are being sub-administered by Administrator. Accordingly, for the purposes of these Contracts, all mail intended for Commonwealth or First Allmerica should be directed to Commonwealth in care of the Administrator at 5801 SW 6th Avenue, Topeka, Kansas 66636-0001.

                            CONTRACTS - The variable annuity and variable life insurance contracts of the Insurance Companies to be serviced by Registered Representatives of the Broker-Dealer, for which SDI has been appointed the principal underwriter.

                            REGISTERED REPRESENTATIVES - Individuals affiliated with the Broker-Dealer who are licensed as life insurance agents in those jurisdictions where Contracts are to be serviced and who are also duly registered with the National Association of Securities Dealers, Inc. (herein the "NASD") in compliance with the '34 Act.

                            VERAVEST - VeraVest Investments, Inc. (formerly known as Allmerica Investments, Inc.) was the exclusive distributor and principal underwriter for the Contracts when they were initially sold and was replaced by SDI, effective November 1, 2006.

                            '33 ACT - The Securities Act of 1933, as amended.

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                            '34 ACT - The Securities Exchange Act of 1934, as
                            amended.

RELATIONSHIP                SECTION 1. The Broker-Dealer agrees that it is and
OF PARTIES                  shall continue to act at all times as an independent
                            contractor while this Agreement remains in force.
                            Nothing in this Agreement will be construed to create the relationship of employer and employee between SDI or either Insurance Company and the Broker-Dealer, or any of its employees, agents or Registered Representatives. The Broker-Dealer and each Registered Representative will be free to exercise their independent judgment as to the time, place and manner of servicing Contracts underwritten by the Insurance Companies. However, the Broker-Dealer and its Registered Representatives shall have no authority to act on behalf of SDI or the Insurance Companies in a manner which does not conform to applicable statutes, ordinances, or governmental regulations or to reasonable rules adopted from time to time by SDI or the Insurance
                            Companies.

LIMITATIONS ON AUTHORITY    SECTION 2. The Broker-Dealer understands and agrees
                            that this Agreement is being entered into solely for the purpose of permitting Registered Representatives of the Broker-Dealer to service existing Contracts issued by the Insurance Companies and that neither said Registered Representatives nor the
                            Broker-Dealer shall solicit or accept any new variable annuity or variable life insurance Contract applications on behalf of the Insurance Companies.

LICENSING AND               SECTION 3. SDI hereby authorizes the Broker-Dealer
APPOINTMENT OF              to recommend Registered Representatives for
REGISTERED REPRESENTATIVES  appointment by the Insurance Companies as life insurance agents and only individuals so recommended shall be appointed. SDI shall arrange for the Insurance Companies to apply for life insurance agent appointments in the appropriate jurisdictions for such recommended Registered Representatives.
                            PROVIDED, HOWEVER, that the Insurance Companies shall only appoint a Registered Representative as their life insurance agent if the Broker-Dealer agrees (i) to reimburse the appointing Insurance
                            Company for any licensing and/or appointment fees the Insurance Company may incur in conjunction with the requested appointment; and (ii) to pay a reasonable servicing fee, to be determined by the appointing Insurance Company.

                            If a Registered Representative is no longer to be treated as the agent of record on a Contract, the Broker-Dealer shall promptly notify SDI and the issuing Insurance Company in writing and, within thirty (30) business days of such notice, identify a Registered Representative who will act as the successor agent of record.

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                            Notwithstanding the foregoing, the Insurance
                            Companies, in their sole and absolute discretion, reserve the right to refuse to appoint any proposed Registered Representative and/or to terminate with or without cause any Registered Representative who has been appointed by the Insurance Companies.

AGREEMENTS BY               SECTION 4. The Broker-Dealer agrees that at all
THE BROKER-                 times when performing its duties under this
DEALER                      Agreement that it shall be duly registered as a
                            securities broker-dealer under the '34 Act, be a member in good standing of the NASD, and be duly licensed or registered as a securities broker-dealer in each jurisdiction where such licensing or registration is required in connection with the servicing of the Contracts or the supervision of Registered Representatives who service the
                            Contracts.

                            The Broker-Dealer agrees that at all times when performing its duties under this Agreement that it shall be duly licensed and appointed as a life insurance agent in each jurisdiction in which it intends to perform hereunder.

                            The Broker-Dealer shall be responsible for carrying out its obligations under this Agreement in continued compliance with the NASD Conduct Rules, federal and state securities laws and regulations, and state insurance laws and regulations. The Broker-Dealer and its Registered Representatives are not authorized to make any representations concerning a Contract other than those contained in the Contract prospectus or in such sales literature or advertising materials as may be authorized by SDI.

                            The Broker-Dealer hereby agrees not to use or distribute, in writing or electronically, any sales literature or advertising material relating to the Contracts, unless the specific item has been provided by SDI or has first been approved for use in writing by SDI. SDI reserves the right to recall any sales material provided by it at any time for any reason, and the Broker-Dealer shall promptly comply with any such request for the return of such material and shall not use any such material thereafter. Additionally, the Broker-Dealer shall promptly return all sales material related to the Contracts promptly upon termination of this Agreement. On and after the Effective Date, Broker-Dealer agrees to use no sales material relating to the Contracts provided to it by Vera Vest.

                            The Broker-Dealer agrees that it shall be fully responsible for ensuring that no person shall service Contracts on behalf of the Insurance Companies until such person is appropriately licensed, registered and otherwise qualified to service Contracts under applicable state and federal insurance and securities laws.

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                            The Broker-Dealer agrees to train, supervise and be
                            solely responsible for the conduct of its Registered Representatives in the servicing of the Contracts and for the supervision as to their strict compliance with SDI's rules and procedures, the NASD Conduct Rules, and applicable rules and regulations of any other governmental or other agency that has jurisdiction over the servicing of the Contracts.

                            The Broker-Dealer shall take reasonable steps to ensure that its Registered Representatives shall not make investment or other recommendations to a Contract owner in the absence of reasonable grounds to believe that the recommendation is suitable for such owner. Such determination will be based upon, but will not be limited to, information furnished to a Registered Representative after reasonable inquiry of such owner concerning the owner's age, insurance and investment objectives, other security holdings, financial situation and needs. Upon request by SDI or the Insurance Companies, the Broker-Dealer agrees to promptly provide a copy of its current written suitability procedures to SDI or the Insurance Companies. The Broker-Dealer agrees that neither SDI's nor the Insurance Companies' request for a copy of the Broker-Dealer's suitability procedures transfers the suitability responsibility to SDI or the Insurance Companies.

                            The Broker-Dealer agrees on its own behalf, and on behalf of the Registered Representatives, to comply with any trading restrictions/requirements of the mutual funds or other investment vehicles underlying the Contracts. Further, in the event the Insurance Companies or SDI is the subject of an information request by an underlying fund in accordance with Rule 22c-2 under the Investment Company Act of 1940, Broker-Dealer agrees to cooperate fully and to provide such information as Insurance Companies or SDI reasonably requests in respect of such information request. If requested by a fund, Broker-Dealer agrees to execute instructions to restrict or prohibit further purchases or exchanges of fund shares by Registered Representatives and/or customers of Registered Representatives.

                            The Broker-Dealer shall ensure that its Registered Representatives conduct their business with respect to the Contracts at all times as follows:

                            (a) A Registered Representative shall not service Contracts in any jurisdiction until such Registered Representative is properly trained and, if required under applicable law, is licensed and appointed as a life insurance agent in such jurisdiction.

                            (b) A Registered Representative shall utilize only that sales literature and advertising material approved in writing by SDI; a Registered Representative may use other sales material only with the express written authorization of SDI.

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                            Broker/Dealer shall be solely responsible for any
                            payments to Registered Representatives of any commissions for servicing of the Contracts and shall indemnify, defend and hold SDI and Insurance Companies harmless from any and all actions, proceedings or claims by Registered Representatives in respect of such commissions.

CERTAIN AGREEMENTS          SECTION 5. SDI agrees that at all times while this
BY SDI                      Agreement remains in force that it shall be a
                            registered broker-dealer under the '34 Act and be a member in good standing of the NASD.

                            During the term of this Agreement, SDI will provide to, or cause to be provided to, the Broker-Dealer, without charge to the Broker/Dealer, as many copies of the prospectus(es) for the Contracts (and any amendments, or supplements thereto) and the current prospectus(es) for any underlying fund(s) as the Broker-Dealer may reasonably request. Upon termination of the Agreement, any prospectuses and other materials and supplies furnished by SDI to the Broker-Dealer shall be promptly returned to SDI.

                            Commonwealth (or its designee) agree to promptly notify the Broker-Dealer of newly declared effective prospectus(es) for the Contracts and any amendments or supplements thereto.

ILLUSTRATIONS               SECTION 6. The Broker-Dealer and its Registered
                            Representatives will not furnish any Contract owner with an illustration of the financial or other aspects of a Contract unless the same has been furnished by the Insurance Companies.

ACCOUNTING                  SECTION 7. In accordance with the rules of the
FOR FUNDS                   Insurance Companies, the Broker-Dealer will account
COLLECTED                   for and remit immediately to the Administrator all
                            funds received or collected for or on behalf of either Insurance Company without deduction for any commissions, or other claim the Broker-Dealer or any Registered Representative may have against Insurance
                            Company, Vera Vest, SDI, the Administrator, or any of their respective affiliates, and will make such reports and file such substantiating documents and records as the Insurance Companies may reasonably require.

INDEMNIFICATION             SECTION 8. The Broker-Dealer shall indemnify, defend
                            and hold the Insurance Companies, SDI, the Administrator and their officers, directors, employees and agents, and any of their respective affiliates, harmless from any liability arising from any act or omission of the Broker-Dealer, any affiliate of the Broker-Dealer or any of their officers, directors, life insurance agents, employees or Registered Representatives, including but not limited to, any fines, penalties, reasonable attorney's fees, costs of settlement, damages or financial loss. The Broker-Dealer expressly authorizes the Insurance

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                            Companies and SDI, without precluding them from
                            exercising any other remedy they may have, to charge against all compensation due or to become due to the Broker-Dealer under this Agreement, any monies paid on any liability incurred by the Insurance Companies or SDI by reason of any such act or omission of the Broker-Dealer, any affiliate of the Broker-Dealer, or any of their officers, directors, life insurance agents, employees or Registered Representatives.

                            Commonwealth or First Allmerica, whichever Insurance Company issued the affected Contract or Contracts, shall indemnify, defend and hold the Broker-Dealer, SDI and their officers, directors, insurance agents, employees and Registered Representatives harmless from any liability arising from any act or omission of such Insurance Company, any affiliate of such Insurance Company or any of its officers, directors or employees, including but not limited to, any fines, penalties, reasonable attorney's fees, costs of settlement, damages or financial loss.

                            The indemnifications provided by this Section 8 shall survive termination of this Agreement.

COMMISSION                  SECTION 9. If a Contract owner rescinds a Contract
REFUNDS                     or exercises a right to surrender a Contract for
                            return of all payments made, the Broker-Dealer will repay the issuing Insurance Company the amount of any commissions received by the Broker-Dealer on the Contract within 10 days of receipt of a written or facsimile request for repayment or at the option of SDI, to the extent permitted by law, SDI may deduct any such amount to be repaid from any compensation payable under this Agreement, whether such compensation is now due or hereafter becomes due.

BASIS OF                    SECTION 10. While this Agreement remains in force,
COMPENSATION                the Insurance Companies on behalf of SDI agree to
                            pay the Broker-Dealer commissions, if any, payable on Contracts (a) serviced by Registered
                            Representatives affiliated with the Broker-Dealer and (b) for which Broker-Dealer is the broker/dealer of record as demonstrated by the Administrator's records. Any commissions payable shall be calculated and paid pursuant to the terms and conditions of the sales agreement in force between VeraVest (formerly, Allmerica Investments, Inc.) and the broker-dealer with which the Registered Representative was affiliated at the time the Contract was sold as such sales agreement may have been amended from time to time and as may be amended hereafter pursuant to
                            Section 16 of this Agreement. The Broker-Dealer agrees to pay the servicing Registered
                            Representative in accordance with its compensation arrangement with the Registered Representative.

                            Notwithstanding the foregoing, the Broker-Dealer understands and agrees that

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                            no commissions or other compensation shall be
                            payable on annuity payments received by SDI or the Insurance Companies on or after May 1, 2003 on Select variable annuity Contracts* serviced by Registered Representatives affiliated with the Broker-Dealer.

                            *The term "Select variable annuity Contracts" means and includes the following variable annuity Contracts issued by the Insurance Companies:

                                 a.   Allmerica Select Resource

                                 b.   Allmerica Select Resource II

                                 c.   Allmerica Select Acclaim

                                 d.   Allmerica Select Reward

                                 e.   Allmerica Select Charter

                                 f.   Allmerica Select Optim-L

                            Notwithstanding the foregoing, the Broker-Dealer understands and agrees that no commissions or other compensation shall be payable on annuity payments received by SDI or the Insurance Companies on or after May 1, 2004 on Partner variable annuity Contracts** serviced by Registered Representatives affiliated with the Broker-Dealer.

                            **The term "Partner variable annuity Contracts" means and includes the following variable annuity Contracts issued by the Insurance Companies:

                                 a.   Delaware Medallion I, II and III and
                                      Golden Medallion Variable Annuity
                                      Contracts;

                                 b. Pioneer Vision, Vision 2, XtraVision and C-Vision Variable Annuity Contracts;

                                 c. Scudder Gateway Advisor, Gateway Custom, Gateway Plus, Gateway Elite, Gateway Incentive and Gateway Incentive EDB Variable Annuity Contracts; and

                                 d.   Fulcrum FD Variable Annuity Contracts.

TIME OF PAYMENT             SECTION 11. A payment will not be considered made
OF COMMISSIONS              until it has been received by the Administrator at
                            the address noted in the Definitions section. On payments made, commissions, if any, will be paid at regular intervals in accordance with the rules of the Insurance Companies and SDI.

TERMINATION                 SECTION 12. This Agreement shall automatically
                            terminate immediately and without notice upon the Broker-Dealer ceasing to comply with any of the terms and conditions of this Agreement or upon the dissolution, bankruptcy or insolvency of the Broker-Dealer.

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                            Whether or not there is a breach of this Agreement,
                            the Broker-Dealer or SDI may terminate this Agreement by giving ten (10) days' written notice to the other party at any time during the first year hereof, and by giving thirty (30) days' written notice after the expiration of the first year hereof.

                            Upon termination of this Agreement all
                            authorizations, rights and obligations shall cease, except for (i) the indemnifications provided in
                            Section 8 (ii) the obligation to pay any compensation due on the date of termination and
                            (iii) the provisions of Section 9 relative to commission refunds. Except as provided in the preceding sentence, no further compensation shall be paid after termination of this Agreement.

RIGHT OF SET-OFF            SECTION 13. SDI and the Insurance Companies will
                            have a lien on any compensation payable under this Agreement, whether or not such compensation is now due or hereafter becomes due, and may apply any such monies to the satisfaction of indebtedness to SDI or to either Insurance Company to the extent permitted by law. The foregoing right of set-off on the part of SDI and the Insurance Companies shall not prevent all or any of them from pursuing any other means or remedies available to them to recover any such indebtedness.

NON-WAIVER OF BREACH        SECTION 14. Waiver of any breach of any provision of
                            this Agreement will not be construed as a waiver of the provision or of the right of SDI to enforce said provision thereafter.

ASSIGNABILITY               SECTION 15. This Agreement is not transferable.
                            Without the written consent of SDI and the Insurance
                            Companies, no rights or interest in or to any compensation payable hereunder will be subject to assignment, and any attempted assignment, sale or transfer of any such compensation without such written consents will immediately make this Agreement void and be a release to SDI and to the Insurance Companies in full of any and all of their obligations hereunder.

RESERVATION OF              SECTION 16. SDI reserves the right at any time, and
RIGHT TO CHANGE             from time to time, to change prospectively the terms
                            and conditions of this Agreement, including but not limited to, the rates of commissions. Any change will become effective on the date specified in a notice or, if later, 10 days after the notice is given to the Broker-Dealer. However, the requirement to give advance notice shall not apply if the change becomes necessary or expedient by reason of legislation or the requirements of any governmental body and, in the opinion of SDI, it is not reasonably possible to meet the 10 day requirement.
                            Changes will not be retroactive and changes in commission rates will apply only to annuity payments made on or after the effective date of the change.

COMPLAINTS AND              SECTION 17. The Broker-Dealer, SDI and the Insurance
INVESTIGATIONS              Companies agree to

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                            cooperate fully in any customer complaint, insurance
                            or securities regulatory proceeding or judicial proceeding with respect to the Broker-Dealer, SDI, the Insurance Companies, their affiliates or their Registered Representatives to the extent that any such customer complaint or proceeding is in connection with Contracts serviced under this Agreement. Without limiting the foregoing:

                            (a) The Broker-Dealer will be notified promptly by SDI or the Insurance Companies of any written customer complaint or notice of any regulatory inquiry, or audit or judicial proceeding of which they become aware including the Broker-Dealer or any Registered Representative which may be related to any Contract covered by this Agreement. The Broker-Dealer will promptly notify the Insurance Companies and SDI of any written customer complaint or notice of any regulatory inquiry, or audit or judicial proceeding received by the Broker-Dealer including the Broker-Dealer or any of its Registered Representatives which may be related to any Contract covered by this Agreement.

                            (b) Any response by the Broker-Dealer to a customer complaint or regulatory inquiry or audit arising out of the conduct of its registered representatives or the activities of the Broker-Dealer associated with the Contracts covered under this Agreement must be sent to the applicable Insurance Company and to SDI not less than five business days prior to the response being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile transmission.

CONFIDENTIALITY             SECTION 18. SDI and the Insurance Companies each
                            agree that the names and addresses of all customers of the Broker-Dealer and of any company or person affiliated with the Broker-Dealer, and the names and addresses of any Registered Representatives of the Broker-Dealer which may come to the attention of SDI exclusively as a result of the Broker-Dealer's servicing of the Contracts covered by this Agreement and not from any independent source, are confidential and shall not be used by SDI, the Insurance Companies, or any company or person affiliated with SDI or the Insurance Companies, nor divulged to any party for any purpose whatsoever, except as may be necessary in connection with the servicing of the Contracts covered by this Agreement, and any agreement pursuant to which an affiliate of SDI provides administration services for or relating to the Contracts, including responses to specified requests to the Insurance
                            Companies for service by Contract owners or efforts to prevent the replacement of such Contracts or to encourage the exercise of options under the terms of the Contracts. Except as noted above, in no event shall the names and addresses of such customers and Registered Representatives be furnished by SDI to any other company or person, including but not limited to, any of their managers, registered representatives,

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                            or brokers who are not Registered Representatives of
                            the Broker-Dealer. The intent of this section is that SDI, the Insurance Companies or companies or persons affiliated with them shall not utilize, or permit to be utilized, their knowledge of the Broker-Dealer or of any affiliated companies which is derived exclusively as a result of the relationships created through the servicing of the Contracts.

                            Confidential information will not include any information or material, or any element thereof, to the extent any such information or material, or any element thereof:

                                 (i)   has been previously published or is
                                       published hereafter, unless such
                                       publication is a breach of this Agreement or a similar confidentiality or non-disclosure agreement;

                                 (ii) was already known to the receiving party prior to being disclosed by or obtained from the other party;

                                 (iii) has been or is hereafter rightfully
                                       received by the receiving party from a
                                       third person (other than the other party) without restriction or disclosure and without breach of this Agreement; or

                                 (iv) has been independently developed by the receiving party.

                            In addition, notwithstanding the foregoing provisions of this Section 18, nothing herein shall prohibit SDI, the Insurance Companies or any company or person affiliated with SDI or the Insurance Companies from (i) seeking business relationships and entering into separate sales agreements with Registered Representatives of the Broker-Dealer if the names of said Registered Representatives were obtained from independent sources and not exclusively as a result of SDI's relationship with the Broker-Dealer created by this Agreement; (ii) from entering into separate sales agreements with Registered Representatives of the Broker-Dealer upon the request and at the initiation of said Registered Representatives; (iii) divulging the names and addresses of any such customers, Registered Representatives, or other companies or persons described above in this section in connection with any customer complaint or insurance, securities or other regulatory proceeding, examination or investigation or in connection with any other legal process or (iv) providing information requested by or on behalf of an underlying fund as contemplated in Rule 22c-2 under the Investment Company Act of 1940.

PRIVACY SECTION 19. Each party hereto agrees to comply with the privacy laws affecting it, including compliance with the privacy requirements imposed under the Gramm-Leach-Bliley Act (P.L. 102-106), and agrees further not to

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                            take any action to cause another party to violate
                            such privacy laws. If the applicable privacy laws change, the parties shall take such action as is necessary to comply with the law as it then exists. SDI and the Insurance Companies agree to disclose or use the non public personal financial information (as such term is defined in Gramm-Leach-Bliley) of the Contract owners only to carry out the terms and conditions of this Agreement or as permitted by applicable law. The Broker-Dealer agrees to disclose or use any information it receives from SDI or the Insurance Companies in connection with this Agreement that is nonpublic personal information only to carry out the terms and conditions of this Agreement.

                            In addition, each party hereto shall maintain an information security program designed to: (i) insure the security and confidentiality of nonpublic personal information; (ii) protect against any anticipated threats or hazards to the security or integrity of such information; and (iii) protect against unauthorized access to or use of such information. Each party shall notify the other party promptly upon the discovery of any loss, unauthorized access, disclosure or unauthorized use of such nonpublic personal information.

ANTI-MONEY                  SECTION 20. Each party agrees to comply with the
LAUNDERING                  compliance and reporting provisions imposed under
                            the USA Patriot Act (2001) (the "Patriot Act"). The
                            Broker-Dealer hereby represents that it: has established an Anti-Money Laundering Program that complies in all material respects with the Patriot
                            Act and other applicable anti-money laundering laws and regulations; knows and verifies the identity of its customers; maintains records regarding the identity of each customer for at least five years following account termination; and screens all new customers against the Office of Foreign Assets
                            Control ("OFAC") control list. The Broker-Dealer understands that under the Patriot Act additional anti-money laundering regulations may become effective from time to time and agrees to take such action as may be necessary to comply with any new or additional anti-money laundering regulations.

BONDING SECTION 21. The Broker-Dealer agrees that at all times while this Agreement remains in force that it shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. Such bond shall be, at a minimum, of the form, type and amount required under NASD rules, endorsed to extend coverage to transactions relating to the Contracts. SDI may require evidence, satisfactory to it, that such coverage is in force and the Broker-Dealer shall give prompt written notice to SDI of any notice of cancellation of the bond or change of coverage. Upon the failure or inability of the Broker-Dealer to obtain or renew such bond, this Agreement shall terminate at SDI's discretion upon notice by SDI.

NOTICE SECTION 22. Whenever this Agreement requires a notice to be given, the requirement shall be considered to have been met, (a) in the case of notice to the Insurance Companies, if delivered or mailed postage prepaid to the applicable Insurance Company's Home Office as specified in the "Definitions" section, or such other address as may be specified in writing to Broker-Dealer, (b) in the case of notice to SDI, if delivered or mailed postage prepaid to the address specified in the opening paragraph of this Agreement (to the attention of SDI's General Counsel), or such other address as may be specified in writing to Broker-Dealer, and (c) in the case of Broker-Dealer, if delivered or mailed postage prepaid at the address specified on the signature page of this Agreement.

GOVERNING LAW               SECTION 23. This Agreement shall be governed by and
                            construed in accordance with the laws of the United
                            States, the State of New York (without regard to its choice of law provisions), and the rules of the NASD, as applicable.

SEVERABILITY                SECTION 24. The provisions of this Agreement are
                            severable, and if any provision of this Agreement is found to be invalid, such provision shall not affect any other provision of this Agreement that can be given effect without the invalid provision.

ARBITRATION                 SECTION 25. All claims and controversies arising out
                            of or related to this Agreement, except actions for equitable relief pending an arbitration award, shall be submitted to binding arbitration in Topeka, Kansas (or such other location as may be agreeable to all the parties to the arbitration) in accordance with the Code of Arbitration procedure of the NASD, if the NASD accepts jurisdiction, and, if not, by a panel of three neutral arbitrators under the Commercial Arbitration Rules of the American
                            Arbitration Association. Judgement upon an award of the arbitrators may be entered and enforced in any court having jurisdiction. The parties to such dispute will equally share the fees and expenses of the arbitrators. The parties agree that the prevailing party in any such arbitration, as determined by the arbitrators, shall be entitled to reasonable attorneys' fees.

LIMITATION ON LIABILITY     SECTION 26. In no event shall (a) SDI's aggregate
                            liability to Broker-Dealer under this Agreement exceed the amount of commissions paid to such Broker-Dealer in the twelve months preceding the claim giving rise to such liability (b) SDI be liable to Broker-Dealer for any indirect, punitive, special, exemplary, incidental or consequential damages, even if advised of the possibility of such damages. The limitations of this Section 26 shall apply, regardless of whether the claim giving rise to such liability sounds in breach of contract, tort or otherwise. If more than one claim is made by Broker-Dealer under this Agreement in any twelve month period, any amounts paid in respect of the first claim shall reduce the amount available for subsequent claims in such twelve month period.

CAPTIONS SECTION 27. Captions are used for informational purposes only and no caption shall be construed to affect the substance of any provision of this Agreement.

COUNTERPARTS                SECTION 28. This Agreement may be executed in any
                            number of counterparts, all of which, taken together, shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

EFFECTIVENESS;              SECTION 29. This Agreement contains the entire
ENTIRE CONTRACT;            contract between the parties. Upon execution it will
PRIOR AGREEMENTS            replace all previous agreements between the
                            Broker-Dealer, SDI, VeraVest and the Insurance
                            Companies, or any of them, relating to the servicing of the Contracts. It is hereby understood and agreed that any other agreement or representation, commitment, promise or statement of any nature, whether oral or written, relating to or purporting to relate to the relationship of the parties is hereby rendered null and void.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate to take effect on the Effective Date.

                            [SIGNATURE PAGE FOLLOWS]

For: Commonwealth Annuity and Life      For: First Allmerica Financial Life
     Insurance Company                       Insurance Company


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


For:                                    For: Security Distributors, Inc.
     ________________________________
        Name of Broker-Dealer


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

Address for notice:

________________________

________________________

________________________

     Last revised: November 21, 2006